SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2017, the Compensation Committee of our Board of Directors awarded 38,000 time-vested restricted stock units under the French Sub-plan of the Exa Corporation 2017 Stock Incentive Plan, or the French Sub-plan, to Jean-Paul Roux, our Senior Vice President, Global Aerospace, European Operations, who was identified as a “named executive officer” in the definitive proxy statement for our 2017 Annual Meeting of Stockholders. The restricted stock units vest as follows: (i) 50% of the restricted stock units vest on the first anniversary of the date of grant, and (ii) 12.5% of the restricted stock units vest on each of July 6, 2018, October 6, 2018, January 6, 2019 and April 6, 2019.

A copy of the form of Restricted Stock Unit Agreement (time-based) adopted by our Board of Directors for use under the French Sub-plan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

A copy of the form of Restricted Stock Unit Agreement (time-based) adopted by our Board of Directors for use under the Exa Corporation 2017 Stock Incentive Plan is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Form of Restricted Stock Unit Agreement (time-based) for use under the French Sub-plan of the Exa Corporation 2017 Stock Incentive Plan.

99.2	Form of Restricted Stock Unit Agreement (time-based) for use under the Exa Corporation 2017 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Richard F. Gilbody
Richard F. Gilbody
Chief Financial Officer

Date: June 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Agreement (time-based) for use under the French Sub-plan of the Exa Corporation 2017 Stock Incentive Plan.

99.2	Form of Restricted Stock Unit Agreement (time-based) for use under the Exa Corporation 2017 Stock Incentive Plan.